Exhibit 99

Sypris Reports Second Quarter Results

Revenue and Margin Continue to Expand; Confirms Second Half Guidance

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 14, 2018--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 1, 2018. Sypris Solutions recently completed several strategic initiatives to better align its current revenue and cost structure and diversify the Company’s book of business, both in terms of customers and markets. With a now-stabilized revenue base and these strategic initiatives accomplished, the Company is positioned to achieve attractive top-line growth in 2018, along with higher gross profit and a return to profitable operations.

HIGHLIGHTS

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  The Company’s revenue increased 15.2% sequentially from the first quarter of 2018, while gross margin increased to 12.8% of revenue, up 260 basis points sequentially and up 520 basis points from the second quarter of 2017. Earnings improved to $0.04 per share from a loss of $0.15 for the prior-year period.
  Revenue for Sypris Technologies increased 9.0% during the quarter compared with the prior-year period, reflecting the impact of new contract awards and favorable market conditions.
  Gross margin for Sypris Technologies increased to 12.6% of revenue, up from 2.3% for the prior-year period, reflecting the impact of increased revenue and significantly lower operating costs.
  Revenue for Sypris Electronics increased 40.6% sequentially and 6.3% compared with the prior-year period, reflecting strong backlog and an improvement in the timely receipt of certain electronic components.
  Gross margin for Sypris Electronics increased to 13.1% of revenue for the quarter, up sequentially from a loss of 1.4% for the first quarter of 2018, reflecting the positive conversion on the increase in shipments.
  The Company’s performance for the first half of 2018 was strong compared with the prior-year period, with revenue, gross profit and gross margin increasing by 8.8%, 361.4%, and 890 basis points, respectively.
  The Company confirmed its financial guidance for the second half of 2018, with revenue forecasted to be in the range of $47.0-$51.0 million, representing top-line growth of 14% at the midpoint on a year-over-year basis, and gross profit forecasted to be in the range of 16.0%-18.0% of revenue.

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“We are pleased to report another solid quarter of growing revenue and a rebuilding bottom line, underscoring positive operating income of Sypris Technologies for the third consecutive quarter. Our performance reflects the benefits of our previously announced cost-reduction efforts alongside our work to target more strategic marketing opportunities,” commented Jeffrey T. Gill, president and chief executive officer. “With all of our cost-reduction programs now complete, we look forward to seeing the full impact of these actions roll into our 2018 results, with further meaningful improvements in gross margin expected to be reported over the balance of the year.

“The financial results of Sypris Electronics rebounded during the second quarter as the timely receipt of electronic components began to improve. Importantly, we expect to see higher levels of shipments going forward, supported by our backlog and the continued timely receipt of components. We want to extend our thanks to our many customers who were instrumental in collaborating with us to improve the availability of these parts.”

Concluding, Mr. Gill said, “We continue to see strong demand in each of our primary markets to support our revenue outlook for the balance of the year. Our customer base and the markets we serve remain resilient and are considerably more diversified than at any point in our recent history. The combination of our expected revenue growth and lower fixed manufacturing overhead costs, driven by our cost-reduction actions, will contribute to our return to profitability for 2018.”

Second Quarter Results

The Company reported revenue of $23.0 million for the second quarter compared with $21.2 million for the prior-year period. Additionally, the Company reported net income of $0.8 million, or $0.04 per diluted share, compared with a loss of $3.1 million, or $0.15 per share, for the prior-year period. The results for the quarter ended July 1, 2018 included an insurance recovery gain of $2.3 million, which was partially offset by a net loss of $0.5 million from the sale of excess equipment by Sypris Technologies and costs of $0.3 million related to preparing the Broadway facility for sale or other use. Results for the quarter ended July 2, 2017, included a gain of $0.1 million from the sale of excess equipment by Sypris Technologies, a foreign exchange translation loss of $0.2 million, and severance and relocation costs of $0.9 million related to the Broadway transition.

For the six months ended July 1, 2018, the Company reported revenue of $42.9 million compared with $39.4 million for the first half of 2017. The Company reported a net loss for the six months ended of $1.0 million, or $0.05 per share, compared with a net loss of $6.5 million, or $0.32 per share, for the prior-year period. Results for the six months ended July 1, 2018, included an insurance recovery gain of $2.3 million, which was partially offset by a net loss of $0.2 million on the sale of excess equipment and costs of $0.8 million related to preparing the Broadway facility for sale or other use. Results for the six months ended July 2, 2017, included net gains of $2.5 million related to the sale of excess equipment, which was partially offset by severance, relocation and other costs of $1.9 million.

Sypris Technologies

Revenue for Sypris Technologies was $15.3 million in the second quarter compared with $14.1 million for the prior-year period, primarily reflecting an increase in demand from customers in the oil and gas, automotive, and commercial vehicle industries. Gross profit for the quarter was $1.9 million, or 12.6% of revenue, compared with $0.3 million, or 2.3% of revenue, for the same period in 2017. Gross profit was positively affected by the increase in volume and productivity as well as cost improvements realized following the transfer of production from our Broadway Plant, which was completed as of the end of 2017.

Sypris Electronics

Revenue for Sypris Electronics was $7.6 million in the second quarter of 2018 compared with $7.2 million for the prior-year period. Revenue for the quarter was affected by shortages of certain electronic components and extensive lead-time issues in the electronics manufacturing industry. Gross profit for the quarter was $1.0 million compared with $1.3 million for the prior-year period, primarily reflecting changes in revenue mix, which included the start-up of new programs and shortages of certain electronic components.

Outlook

Commenting on the future, Mr. Gill added, “Alongside current volume growth, we are poised to capitalize on additional opportunities across our markets for healthy, double-digit revenue expansion during the balance of 2018. New contract awards and market expansion are expected to occur in each of our targeted markets for energy, automotive, commercial vehicle, and aerospace and defense products.

“Third-party forecasts for the Class 8 commercial vehicle market indicate production will be up significantly in 2018 compared with 2017. The energy market continues to benefit from increased demand and higher oil prices. The National Defense Authorization Act for Fiscal Year 2018 provides nearly $700 billion in funding for the U.S. Department of Defense, which is expected to support program growth and market expansion for Aerospace and Defense participants during the coming year. And, from a cost standpoint, we expect to benefit from significantly lower fixed overhead and production costs at Sypris Technologies, as well as from the elimination of severance and other expenses.

“As a result, we are pleased to confirm our guidance for the second half of 2018, with revenue and gross margin expected to be in the range of $47.0-$51.0 million and 16.0%-18.0%, respectively.

“We expect selling, general and administrative spending to be in the range of 12.0%-13.5% of revenue for the second half of 2018, subject to actual top-line performance. The net result is that we expect to be profitable on a consolidated basis for the full year 2018.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components, and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our estimated income and cash flows includes significant gains and proceeds from the anticipated sale of certain equipment, but there can be no assurances that such sales will be achieved as planned; our failure to return to profitability on a timely basis, which would cause us to continue to use existing cash resources or other assets to fund operating losses; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; dependence on, retention or recruitment of key employees; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the costs of compliance with our auditing, regulatory or contractual obligations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 1,	July 2,
	2018	2017
	(Unaudited)
Revenue	$22,971	$21,249
Net income (loss)	$814	$(3,147)
Income (loss) per common share:
Basic	$0.04	$(0.15)
Diluted	$0.04	$(0.15)
Weighted average shares outstanding:
Basic	20,541	20,350
Diluted	20,855	20,350

	Six Months Ended
	July 1,	July 2,
	2018	2017
	(Unaudited)
Revenue	$42,913	$39,434
Net loss	$(981)	$(6,455)
Loss per common share:
Basic	$(0.05)	$(0.32)
Diluted	(0.05)	(0.32)
Weighted average shares outstanding:
Basic	20,468	20,261
Diluted	20,468	20,261

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$15,327	$14,059	$29,834	$26,819
Sypris Electronics	7,644	7,190	13,079	12,615
Total net revenue	22,971	21,249	42,913	39,434
Cost of sales:
Sypris Technologies	13,397	13,736	25,797	27,140
Sypris Electronics	6,640	5,890	12,151	11,218
Total cost of sales	20,037	19,626	37,948	38,358
Gross profit (loss):
Sypris Technologies	1,930	323	4,037	(321)
Sypris Electronics	1,004	1,300	928	1,397
Total gross profit	2,934	1,623	4,965	1,076
Selling, general and administrative	3,171	3,581	6,319	6,991
Research and development	-	9	-	31
Severance and equipment relocation costs	305	880	814	1,878
Operating loss	(542)	(2,847)	(2,168)	(7,824)
Interest expense, net	221	206	434	394
Other (income) expense, net	(1,623)	70	(1,707)	(1,778)
Income (loss) before taxes	860	(3,123)	(895)	(6,440)
Income tax expense, net	46	24	86	15
Net income (loss)	$814	$(3,147)	$(981)	$(6,455)
Income (loss) per common share:
Basic	$0.04	$(0.15)	$(0.05)	$(0.32)
Diluted	$0.04	$(0.15)	$(0.05)	$(0.32)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	20,541	20,350	20,468	20,261
Diluted	20,855	20,350	20,468	20,261

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 1,	December 31,
	2018	2017
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$7,191	$8,144
Accounts receivable, net	12,124	9,317
Inventory, net	17,555	17,641
Other current assets	5,552	2,003
Assets held for sale	2,141	2,898
Total current assets	44,563	40,003
Property, plant and equipment, net	14,840	15,574
Other assets	750	1,578
Total assets	$60,153	$57,155
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,832	$10,465
Accrued liabilities	11,294	10,330
Current portion of capital lease obligations	562	829
Total current liabilities	25,688	21,624

Long-term capital lease obligations	3,109	3,397
Note payable - related party	6,442	6,435
Other liabilities	8,652	8,769
Total liabilities	43,891	40,225
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,414,374 shares issued and 21,398,182 outstanding in 2018 and 21,438,269 shares issued and 21,422,077 outstanding in 2017	214	214
Additional paid-in capital	154,099	153,858
Accumulated deficit	(112,402)	(111,591)
Accumulated other comprehensive loss	(25,649)	(25,551)
Treasury stock, 16,192 in 2018 and 2017	-	-
Total stockholders’ equity	16,262	16,930
Total liabilities and stockholders’ equity	$60,153	$57,155

Note: The balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 1,	July 2,
	2018	2017
	(Unaudited)
Cash flows from operating activities:
Net loss	$(981)	$(6,455)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,310	1,972
Stock-based compensation expense	348	395
Deferred loan costs recognized	7	30
Net loss (gain) on the sale of assets	225	(2,537)
Insurance recovery gain	(2,275)	-
Provision for excess and obsolete inventory	(31)	109
Other noncash items	20	596
Contributions to pension plans	(11)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,807)	(2,915)
Inventory	(969)	(9,451)
Prepaid expenses and other assets	(2,053)	1,232
Accounts payable	3,368	8,518
Accrued and other liabilities	1,132	2,548
Net cash used in operating activities	(2,717)	(5,958)
Cash flows from investing activities:
Capital expenditures	(1,206)	(997)
Proceeds from sale of assets	1,358	2,623
Insurance proceeds for recovery of property damage	2,275	-
Net cash provided by investing activities	2,427	1,626
Cash flows from financing activities:
Capital lease payments	(556)	(92)
Indirect repurchase of shares for minimum statutory tax withholdings	(107)	(108)
Net cash used in financing activities	(663)	(200)
Net decrease in cash and cash equivalents	(953)	(4,532)
Cash and cash equivalents at beginning of period	8,144	15,270
Cash and cash equivalents at end of period	$7,191	$10,738

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer